Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of AGU Entertainment Corp. (the "Company") does hereby certify with respect to the Quarterly Report of the Company on Form 10-QSB for the period ending June 30, 2005 (the "Report") that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 19, 2005                        /s/ David C. Levy
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                                      Name: David C. Levy
                                      -----------------------------------
                                      Title: Chief Executive Officer

August 19, 2005                       /s/ John W. Poling
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                                      Name:  John W. Poling
                                      Title:  Executive Vice President and Chief
                                      Financial Officer

     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.



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